UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2018

Fortem Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 820, 906 12th Avenue SW, Calgary, Alberta  T2R 1K7
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
         Emerging growth company  [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 23, 2018, we appointed Kon Vatskalis, Sandra Perry, William Via and Brett Matich as directors of our company.  On the same date, Robert DaCunha resigned as a director of our company.
Kon Vatskalis
Mr. Vatskalis was elected to the Legislative Assembly of the Northern Territory, Australia from 2001 to 2014, representing the seat of Casuarina and served as a minister in a variety of portfolios from 2001 to August 2012 (including Lands and planning, Multicultural Affairs, Environment, Tourism, Power and Water, Primary Industries and Fisheries, Mines and Energy, Health and Child Protection). His major contribution to the mining, oil and gas sector was the development of the Japan - China Investment Attraction Strategy which resulted in a significant increase in investment in the mining and gas sectors in the Northern Territory by these countries. The updating of the mining legislation, instigated by Mr. Vatskalis, resulted in the opening of new areas in the Northern Territory, Australia for mining and oil and gas exploration which has resulted in a significant interest by international mining, oil and gas companies for exploration in the Northern Territory, Australia. Mr. Vatskalis retired from the Legislative Assembly of the Northern Territory, Australia in September 2014. After a six month break, Mr. Vatskalis has been employed as the Regional Manager of the Northern Territory, Australia with Leukaemia Foundation since April 2015. In 2017, Mr. Vatskalis stood for election in Darwin, Northern Territory, Australia (the capital city of the Northern Territory) and he was elected as the Lord Mayor of Darwin, for a term ending in 2021. Mr. Vatskalis holds a B.App.Sc (Environmental Health), Western Australian Institute of Technology, Perth, WA, a Grad. Dip in Environmental Science from Murdoch University, Perth, WA, a Grad. Certificate in Public Sector Management from Flinders University, South Australia and he has also completed the Company Directors Course from the Australian Institute of Company Directors.
Sandra Perry
Ms. Perry is an exploration geologist specializing in satellite and airborne imagery analysis and interpretation. Ms. Perry has been Senior Geologist and partner at Perry Remote Sensing, Ltd. since August 1991. Ms. Perry received her B.S. degree in Geology at Indiana State University and an M.S. degree in Geology from the Colorado School of Mines. After receiving her M.S. degree in Geology from the Colorado School of Mines, she focused on digital image analysis of satellite multispectral and airborne hyperspectral data for mineral, hydrocarbon, and geothermal exploration worldwide. Ms. Perry has participated in many exploration efforts around the globe, specifically contributing to eight precious metal discoveries in Latin America, including Refugio Mine in Chile, as well as the San Jose and Martha mines in the Deseado Massif of Patagonia, Argentina. With over 35 years of experience, she participated on the NASA ASTER Science Team and was the lead scientist recommending SWIR band designations for the WorldView-3 commercial satellite system, currently in orbit. In the realm of remote sensing, multispectral and hyperspectral imagery data sets have constituted “big data” for decades, constantly challenging software implementation, data storage/retrieval, and computing capability. Ms. Perry has pioneered these data for structural interpretation, lithologic mapping, and alteration mineral modeling, taking “big data” imagery sources through field exploration and discovery. She helped develop the preeminent ENVI image analysis software, and was a beta-tester for Hewlett-Packard, evaluating imagery hardcopy when plotters transitioned into continuous color/tone technology. She is a member of the Colorado Mining Association, PDAC, Women in Mining, Society of Economic Geologists, a former trustee to the SEG Foundation, official contractor for Department of Energy, NASA, and the University of Colorado, as well as a Professional Geologist in the State of Colorado. Ms. Perry has been appointed as a member of our audit committee.

William Via
Mr. Via is a senior executive with 30 years of experience in the oil and gas industry in domestic and international locations, managing both exploration and development groups. Since 2007, Mr. Via has provided independent upstream consulting services including evaluation of producing and non-producing properties, exploration acreage, and business / commercial opportunities. Mr. Via holds a Master’s Degree in Geoscience from University of Tennessee and Bachelors of Science in Geology from Purdue University. Mr. Via has been appointed as a member of our audit committee.
Brett Matich
From October 2010, Mr. Matich has served as the Chief Executive Officer of Mardu Investments Ltd. From January 2018, Mr. Matich has served as the Chief Executive Officer and President and director of Max Resource Corp., a company listed on the TSX Venture Exchange. From November 2010 to April 2016, Mr. Matich served as Chief Executive Officer and President of Enforcer Gold Corporation (formerly Natan Resources Ltd.), a company listed on the TSX Venture Exchange. From March 2013 to July 2016, Mr. Matich served as Chief Executive Officer and President of Moovly Media Inc. (formerly Pantheon Ventures Ltd.), a company listed on the TSX Venture Exchange. From January 2011 to July 2016, Mr. Matich served as the Chief Executive Officer and President of ML Gold Corp (formerly Cap-Ex Iron Ore Ltd. and Cap-Ex Ventures Ltd.), a company listed on the TSX Venture Exchange. From June 2013 to August 2014, Mr. Matich served as Managing Director of Vortex Pipers Ltd., a company listed on the Australian Securities Exchange.
Family Relationships
No family relationships exist between any of our directors or executive officers.
Certain Related Transactions and Relationships
We have not been party to any transaction with Mr. Vatskalis, Ms. Perry, Mr. Via or Mr. Matich since March 1, 2017, or any currently proposed transaction with Mr. Vatskalis, Ms. Perry, Mr. Via or Mr. Matich in which we were or will be a participant and where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which Mr. Vatskalis, Ms. Perry, Mr. Via or Mr. Matich had or will have a direct or indirect material interest.
On August 23, 2018, our board of directors adopted the 2018 Stock Option Plan, pursuant to which we may grant stock options to acquire up to a total of 9,777,115 shares of our common stock. The plan provides that the plan will entirely replace and supersede any prior share option plan, adopted by the board of directors of our company or its predecessor company, provided that the plan does not affect any options granted under any prior share option plan. We adopted the plan in connection with our application to list our common stock on the TSX Venture Exchange.
The purpose of the plan is to retain the services of valued key employees and consultants of our company and such other persons as our board of directors selects, and to encourage such persons to acquire a greater proprietary interest in our company, thereby strengthening their incentive to achieve the objectives of our stockholders, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by our board of directors.
In order to comply with the policies of the TSX Venture Exchange, the plan provides that while our common stock is listed on the TSX Venture Exchange:
•
the maximum number shares of our common stock subject to a stock option to a holder who is a Consultant (as defined by the policies of the TSX Venture Exchange) is limited to an amount equal to 2% of the then issued and outstanding shares of our common stock (on a non-diluted basis) in any 12 month period;

•
the number of stock options granted to all persons in aggregate who are employed to perform Investor Relations Activities (as defined by the policies of the TSX Venture Exchange) is limited to an amount equal to 2% of the then issued and outstanding shares of our common stock (on a non-diluted basis) in any 12 month period, provided that such stock options vest in stages over a 12 month period with no more than 1/4 of the stock options vesting in any 3 month period;

•
the exercise price of the shares of our common stock covered by each stock option must be determined by the plan administrator (currently our board of directors) and the exercise price must not be less than the price permitted by the TSX Venture Exchange or other regulatory body having jurisdiction and a minimum exercise price must not be established unless the stock options are allocated to particular persons and we must not grant stock options unless and until the stock options have been allocated to a particular person or persons;

•
an optionee must either be an Eligible Charitable Organization or a Director, Employee or Consultant (as defined by the policies of the TSX Venture Exchange) of our company or a subsidiary of our company at the time of grant of the stock options, except as otherwise provided by the polices of the TSX Venture Exchange and, for stock options granted to Employees, Consultants or Management Company Employees (as defined by the policies of the TSX Venture Exchange), we must ensure that the optionee is a bona fide Employee, Consultant or Management Company Employee, as the case may be;

•
except in relation to Consultant Companies (as defined by the policies of the TSX Venture Exchange), the stock options may be granted only to an individual or to a company that is wholly owned by individual eligible for a grant of a stock option;

•
stock options granted to optionees engaged in Investor Relations Activities (as defined by the policies of the TSX Venture Exchange) on behalf of our company must expire 30 days after such optionees cease to perform such Investor Relations Activities for our company;

•	the exercise price of a stock option must be paid in cash;
•
unless disinterested shareholder approval is obtained, under no circumstances will the plan, together with all of our other previously established and outstanding stock option plans or grants, result in:

(a) the aggregate number of shares of our common stock reserved for issuance under stock options granted to insiders (as a group) at any point in time exceeding 10% of the issued shares of our common stock;
(b) the grant to insiders (as a group), within a 12 month period, of an aggregate number of stock options exceeding 10% of the issued shares of our common stock, calculated at the date a stock option is granted to any insider; or
(c) the aggregate number of stock options granted to any one optionee (and companies wholly owned by that optionee) within a 12 month period exceeding 5% of the issued shares of our common stock, calculated on the date a stock option is granted to the optionee; and
•	we must obtain disinterested shareholder approval for any amendment to stock options held by insiders that would have the effect of decreasing the exercise price of the stock options.
CW12495107.2

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 23, 2018, our board of directors amended and restated our bylaws to conform to the requirements of the TSX Venture Exchange. Among other things, our board of directors amended and restated bylaws to: (i) decrease the quorum requirement for stockholders’ meetings to stockholders holding at least 10% of the shares entitled to vote (from a majority of the shares); (ii) change the votes required to elect directors to a majority of the votes cast (from a plurality of the votes cast), except for certain limited circumstances, and (ii) for so long as our company is listed on a Canadian stock exchange and for a period of 90 days thereafter, provide similar protections to our stockholders as are found in Canadian corporate statutes, including a requirement for holding an annual stockholder meeting, a prohibition on the issuance of shares for consideration in the form of promissory notes or future services, a requirement that the shares of our common stock be issued for fair market value and a provision for recourse against our board of directors if shares of our common stock are issued for less than fair market value, a requirement that all directors and classes of directors have the same voting rights and a provision for stockholders’ right to dissent if, among other things, we amend our articles of incorporation or bylaws to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of any class of our company, sell, lease or exchange all or substantially all of our property or carry out a going-private transaction or a squeeze-out transaction.

Item 9.01	Financial Statements and Exhibits.
3.1	Amended and Restated Bylaws
10.1	2018 Stock Option Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By:

/s/ Michael Caetano
Michael Caetano
Chief Operating Officer

Date: August 24, 2018